Exhibit 3.185

CERTIFICATE OF FORMATION

OF

WYOMING EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is Wyoming Employment Resources, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 14th day of November, 2008.

By:	/s/ Edward L. Sullivan
Edward L. Sullivan
Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

WYOMING EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is:

Wyoming Employment Resources, LLC

2.	Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Wyoming Employment Resources, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of November, 2008.

Powder River Resources, LLC its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its: Assistant Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

PEABODY WYOMING EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is:

Peabody Wyoming Employment Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Powder River Services, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 10th day of December, 2008.

Peabody Wyoming Services, LLC its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L, Wagner
Its: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PEABODY POWDER RIVER SERVICES, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person
Name:	Kenneth L. Wagner
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